UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

X	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule.14a-12

Inter Parfums, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

1

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED 10 JULY 2024

Inter Parfums, Inc.

551 Fifth Avenue

New York, New York 10176

Notice of Annual Meeting of Shareholders

to be Held on September 17, 2024

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “Company”) will be held at the offices of our company, at 10:00 A.M., New York City Time, on September 17, 2024, at

Inter Parfums, Inc.

551 Fifth Avenue

New York, NY 10176

Tel: 212.983.2640

for the following purposes:

1.	To elect a Board of Directors consisting of nine (9) members to hold office until our next annual meeting and until their successors are elected and qualified;

2.	To vote for the advisory resolution to approve executive compensation to our named executive officers;

3.	To vote for the name change of our Company from Inter Parfums, Inc. to Interparfums, Inc.

4.	To ratify the appointment by the Board of Directors of Forvis Mazars, LLP, to serve as the independent auditor for the current fiscal year; and

5.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The Board of Directors has fixed the close of business on July 22, 2024 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to September 17, 2024.

By Order of our Board of Directors

Dated: August 1, 2024	Amanda Seelinger, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

2

 [This page was intentionally left blank]

3

INTER PARFUMS, INC. PROXY STATEMENT

Important Notice

Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on September 17, 2024

●	This proxy statement and our Company’s annual report to shareholders for fiscal year ended December 31, 2023 are available at:

http://annualmeeting.interparfumsinc.com/

●	Accessing this website will not infringe upon your anonymity.

GENERAL

This proxy statement is furnished by the Board of Directors of our Company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on September 17, 2024 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “Company,” “us” or “our” refer to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately August 5, 2024. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to our company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the nine (9) directors referred to in this proxy statement

●	FOR the advisory resolution to approve executive compensation for our named executive officers

●	FOR the name change of our Company from Inter Parfums, Inc. to Interparfums, Inc.

●	FOR the ratification of Forvis Mazars, LLP as the independent auditor of our Company for fiscal year ending December 31, 2024

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of our Company’s annual report for fiscal year ended December 31, 2023, which contains financial statements audited by our Company’s independent registered public accounting firm, is being mailed to our Company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to the solicitation of the proxies by mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier, or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

  VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

Our Board of Directors fixed the close of business on July 22, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

4

The following table sets forth information with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. Messrs. Madar and Benacin own 99.99% of their respective personal holding companies. As of July 22, 2024, we had 32,024,280 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Jean Madar Jean Madar Holding SAS 166 rue du Faubourg Saint-Honoré 75008 Paris, France	7,104,841	[2]	22.2%
Philippe Benacin Interparfums SA 10 rue de Solférino 75007 Paris, France	6,916,064	[3]	21.6%
Michel Atwood c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	1,000	[4]	Less than 1%
Philippe Santi Interparfums SA 10 rue de Solférino 75008, Paris, France	0		NA
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	29,238	[5]	Less than 1%
Robert Bensoussan c/o Sirius Equity LLP 52 Brook Street W1K 5DS London, UK	11,675	[6]	Less than 1%
Veronique Gabai-Pinsky 200 East End Avenue New York, NY 10128	2,175	[7]	Less than 1%
Gilbert Harrison Harrison Group 239 Ox Pasture Road South Hampton, NY 11968	3,175	[8]	Less than 1%
Gerard Kappauf Jumeirah 1 30th C Street, Villa 76 Dubai, United Arab Emirates	-0-		Less than 1%
Frederic Garcia-Pelayo Interparfums SA 10 rue de Solférino 75008, Paris, France	12,000	[9]	Less than 1%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,806,336	[10]	8.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,204,470	[11]	6.9%
All Directors and Officers (As a Group 10 Persons)	14,072,718	[12]	43.9%

5

[1]

All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options that are exercisable within 60 days are included in beneficial ownership calculations.

[2]	Consists of 10,500 shares held directly, 7,049,341 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 45,000 shares.

[3]	Consists of 6,871,064 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, and options to purchase 45,000 shares.
[4]	Consists of shares of common stock underlying options for Mr. Atwood.

[5]	Consists of 27,063 shares held directly and options to purchase 2,175 shares for Mr. Heilbronn.

[6]	Consists of 9,500 shares held directly and options to purchase 2,175 shares for Mr. Bensoussan.

[7]	Consists of shares of common stock underlying options for Ms. Gabai-Pinsky.

[8]	Consists of 1,000 shares held directly and 2,175 shares of common stock underlying options for Mr. Harrison.

[9]	Consists of shares of common stock underlying options for Mr. Garcia-Pelayo.

[10]	Information based upon Schedule 13G of Blackrock, Inc. Amendment No. 1 dated January 25, 2024 as filed with the Securities and Exchange Commission.

[11]	Information based upon Schedule 13G Amendment No. 7 of The Vanguard Group, an investment advisor, dated February 13, 2024 as filed with the Securities and Exchange Commission.
[12]	Consists of 13,969,018 shares held directly or indirectly, and options to purchase 103,700 shares.

 Each share of our common stock will entitle the holder of such share to one vote. None of our Company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The nine (9) nominees to our Board of Directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact on the election of our Board of Directors. With respect to the advisory proposal to approve the compensation of our named executive officers, the proposal to approve the change the name of our Company, as well as the ratification of the appointment of our independent auditors, the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting is required for approval.

Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, then abstentions in respect of such proposal are treated as present and entitled to vote under Delaware, law, and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Members of our management have been informed that Messrs. Jean Madar and Philippe Benacin, the beneficial owners of our two largest shareholders, have a verbal agreement or understanding to vote their shares in a like manner, and intend to cause their respective holding companies to vote in favor of all of the nominees for directors. Therefore, all of the nominees are likely to be elected. Also, members of our management have been informed that Messrs. Jean Madar and Philippe Benacin intend to cause their respective holding companies to vote in favor of the proposals to approve executive compensation of our named executive officers, change the name of our company from Inter Parfums, Inc. to Interparfums, Inc., as well as ratify the appointment of our independent auditors, and therefore, it is likely that such proposals will be passed as recommended by our management.

We know of no business other than the proposals discussed above that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

6

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our Board of Directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. With the exception of Philippe Benacin, the officers are elected annually by the directors and serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of our Company.

All nine (9) incumbent directors, Jean Madar, Philippe Benacin, Michel Atwood, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Veronique Gabai-Pinsky, Gilbert Harrison and Gerard Kappauf, were elected at our annual meeting held in September 2023, and all are all put forth as nominees for election to the Board of Directors.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting, any nominee is unable or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our Board of Directors.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our Company for at least the past five years.

Jean Madar

Jean Madar, age 63, a Director, has been the Chairman of the Board since our Company’s inception, and is a co-founder of our Company with Mr. Philippe Benacin. From inception until December 1993, he was the President of our Company; in January 1994, he became Director General of Interparfums SA, our Company’s subsidiary; and in January 1997, he became Chief Executive Officer of our Company. Mr. Madar was previously the managing director of Interparfums SA, from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC), the prestigious French business school, in 1983. We believe that Mr. Madar’s skills in guiding, leading and determining the strategic direction of our Company since its inception together with Mr. Benacin, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our Board of Directors.

Philippe Benacin

Mr. Benacin, age 65, a Director, is President of our Company and the Chief Executive Officer of Interparfums SA, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of our company in January 1994. In addition, he has been the President of our Company and Chief Executive Officer of Interparfums SA for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC), the prestigious French business school, in 1983. In June 2014 Mr. Benacin was elected as a member of the Supervisory Board of Vivendi, and Chairman of its Corporate Governance, Nominations and Remuneration Committee. We believe that Mr. Benacin’s skills in guiding, leading and determining the strategic direction of our Company since its inception together with Mr. Madar, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our Board of Directors.

Michel Atwood

Mr. Atwood, age 54, became our Chief Financial Officer on September 6, 2022, succeeding Mr. Russell Greenberg, the former Chief Financial Officer, who retired on that same date. Mr. Atwood was first elected to our Board of Directors at the 2022 Annual Meeting held in September 2022.

7

From September 2018 through March 2022 while at Estée Lauder, Mr. Atwood had strategic oversight for the fragrance category across that Company and operational accountability for several of its fragrance brands. He also had senior level merger and acquisition (“M&A”) duties, including acquisition integration and brand divestitures/discontinuations. Over his nearly four years at Estée Lauder, he also drove cross-brand synergies across research and development and supply chain for the fragrance category. From February 2017 to August 2018, he was an independent consultant as an M&A advisor on multiple fragrance license acquisitions and also acted as a private investor.

From 1995 to 2017, Mr. Atwood has held several executive positions at Procter & Gamble (“P&G”) in France, Switzerland, Italy and Germany. His final title at P&G was Divisional CFO of Global Prestige Fragrances, leading a 90 member team, and ultimately spearheading the divestiture of that division to Coty. Earlier he was CFO Global Markets – Prestige Fragrances, a business generating over $2 billion in sales, where he headed a globally dispersed team of 60 people supporting the go-to-market organization (affiliates, Travel Retail and distributors) of the Prestige Division. Before that, he was Global Prestige Director of Strategic Planning, Licensing and Acquisition shaping and executing the overall business direction and licensing and acquisition strategy of P&G’s Global Fragrance and Premium skin and cosmetics businesses.

Michel Atwood holds a master’s degree in software engineering from the Institut National des Sciences Appliquées of Lyon, and a master’s in international finance from HEC Paris, the prestigious French business school. He also earned the designation of Certified Management Accountant from the Institute of Management Accountants. He has a truly international background, working/living in France, Switzerland, the U.S., Canada, Turkey and Italy. We believe that Mr. Atwood’s skills and experience in accounting, international tax, mergers and acquisitions, as well as his knowledge of the fragrance industry, render him qualified to serve as a member of our Board of Directors.

Philippe Santi

Philippe Santi, age 62, and a Director since December 1999, is the Executive Vice President of Interparfums SA. Mr. Santi, who is a Certified Accountant and Statutory Auditor in France, was the Chief Financial Officer of Interparfums SA beginning in February 1995 until November 2023. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young. We believe that Mr. Santi’s skills in accounting and tax, as well as his knowledge of the fragrance industry and our Company’s European based operations, render him qualified to serve as a member of our Board of Directors.

Francois Heilbronn

Mr. Heilbronn, age 63, a Director since 1988, an independent director and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut d’ Etudes Politiques de Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co. In addition, during 2009, Mr. Heilbronn became an Associate Professor in Business Strategy at Sciences Po, Paris, France. As the result of his business and financial acumen, as well as his experience as managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world, we believe Mr. Heilbronn is qualified to serve as a member of our Board of Directors.

Robert Bensoussan

Mr. Robert Bensoussan, age 66, has been a Director since March 1997 and is also an independent director. Mr. Bensoussan founded Sirius Equity Consultants, a retail and branded luxury goods investment Company. To date, Mr. Bensoussan remains an investor in Hapy Sweet Bee Ltd, natural health food product.

He is a member of the Advisory Board of Pictet Bank Premium Brands Fund and sits on the board of Yonderland, Europe’s largest premium outdoor retailer.

Previously Mr. Bensoussan was a director of, and had an indirect ownership interest in, J. Choo Limited until July 2011, and was CEO from 2001 to 2007, and was a member of the Board of Jimmy Choo Ltd, from 2001 to 2011, which had been a privately held luxury shoe wholesaler and retailer. He was previously Chairman of Camaïeu, the French retail conglomerate, a board member of Celio International, the French retail conglomerate and Vivarte representing the GLG hedge fund. In the latter part of 2019, Mr. Bensoussan resigned after 6 years as the only non-North American board member of Lululemon Athletica Inc. Following the successful sale in 2021, Mr. Bensoussan stepped down from the board of Feelunique.com, one of Europe’s largest online beauty retailers after serving for 9 years. Mr. Bensoussan served on the board of SNS, a prominent aspirational streetwear and entertainment hub in addition to serving on the board of Pronovias, the worldwide leader of wedding dresses.

8

We believe Mr. Bensoussan is qualified to serve as a member of our Board of Directors due to his business and financial acumen and his experience in the retail and branded luxury goods market.

 Veronique Gabai-Pinsky

Ms. Gabai-Pinsky, age 58, was elected for the first time to our board in September 2017. She became a director of Interparfums, SA in April 2017. She is currently operating a startup specialty fragrance business, and a director of Lifetime Brands (Nasdaq: LCUT), which is in the home goods business. She was President of Vera Wang Group from January 2016 through June 2018, after a year of consulting with our company and she oversaw all product categories and markets. Prior to joining Vera Wang, from 2006 to December 2014, Ms. Gabai-Pinsky was the Global President for Aramis and Designers Fragrances as well as Beauty Bank and Idea Bank at The Estée Lauder Companies, reporting to the Chief Executive Officer of such Company. During her tenure, Ms. Gabai-Pinsky developed and ensured the growth of several beauty and skin care brands, including Lab Series for Men. She was highly instrumental in the evolution of the fragrance category for such Company, as she improved its overall business model, globally grew brands such as Donna Karan and Michael Kors, evolved and harmonized the portfolio, divested dilutive brands and brought in Tory Burch, Zegna and Marni under licenses. She ultimately actively participated in the acquisitions of Le Labo, Frederic Malle, and By Kilian and assisted in the transformation of the long-term strategic direction of such Company.

In the earlier years of her career, Ms. Gabai-Pinsky served as Vice President of Marketing and Communication for Guerlain, a division of LVMH Moet Hennessy Louis Vuitton S.A., where she led the successful re-launch of Shalimar, the introduction of Aqua Allegoria, and contributed to the re-focus of the beauty category around its pillars, Terracotta, Meteorites and Issima, while redesigning all communication strategies and content. She started her career at L’Oréal, and was also Vice President of Marketing for Giorgio Armani, where she was instrumental in the overall development of its fragrance business by developing the successful Acqua di Gio for men and introducing the Emporio Armani franchise. A graduate from ESSEC Business School in Paris, France, she has received several awards, including Marketer of the Year by Women’s Wear Daily in December 2013.

Ms. Gabai-Pinksy is an independent director, and is a member of the Audit Committee, Executive Compensation and Stock Option Committee and the Nominating Committee of our Company. We believe Ms. Gabi-Pinsky is qualified to serve as a member of our Board of Directors due to her more than 25 years of experience in the luxury, fashion, beauty and fragrance fields, success as a brand builder, creative thinker, business acumen, and a broad understanding of consumers, brands and business models.

Gilbert Harrison

Mr. Harrison, age 83, an independent director, was appointed to our board in April 2018. Mr. Harrison has more than 50 years of experience in corporate finance and strategic transactions, specializing in the consumer products space. He began his career in 1965 practicing corporate and securities law in New York and Philadelphia. In 1971 he founded Financo, which he grew to become one of the leading independent middle market transaction firms in the country. In 1985, Financo was acquired by Lehman Brothers, where the firm’s primary efforts were focused on increasing its expertise in retail, apparel and other merchandising transactions of all types. At Lehman, Mr. Harrison was Chairman of the Merchandising Group and on the firm’s Investment Banking Operating Committee while continuing as Chairman of Financo, which was renamed the Middle Market Group of Lehman. In 1989, he re-acquired Financo from Lehman, re-establishing Financo as one of the leading investment banking firms handling transactions and providing strategic advice in connection with merchandising companies. Mr. Harrison retired as Chairman of Financo in December of 2017, after which he formed the Harrison Group, a firm that provides consulting and financial advisory services to merchandising and products companies.

Mr. Harrison’s other activities include his membership on the Advisory Council of the World Retail Congress, Shoptalk and the Financial Times Business of Luxury Summit. Additionally, he has created a course on mergers and acquisitions at The Wharton School and has published various articles and academic studies on the state of retailing and mergers and acquisitions, including a chapter in the book entitled, “The Mergers and Acquisitions Handbook.” Mr. Harrison lectures throughout the country, including chairing seminars for Retail Week as well as for the International Council of Shopping Centers, the National Retail Federation, Young President’s Center, The Wharton Aresty Institute of Executive Education and The President’s Association of the American Management Association. He also appears frequently on Bloomberg TV and CNBC as an expert on retail and apparel.

Mr. Harrison received a Bachelor of Science in Economics from The Wharton School of The University of Pennsylvania in 1962 and his Juris Doctor from The University of Pennsylvania Law School in 1965. He is also Chairman Emeritus of the Fashion Division of UJA, Treasurer and a Board member of the Southampton Hospital, a retired Director of the Peggy Guggenheim Collection, and former Board member of the Wharton School of the University of Pennsylvania. We believe Mr. Harrison is qualified to serve as a member of our Board of Directors due to his tremendous depth and breadth of knowledge about the merchandising and consumer industry, and he has a long track record of facilitating value-creating transactions for companies in this sector. Mr. Harrison’s autobiography, Deal Junky, was published in January 2022.

9

Kappauf

Gerard Kappauf (“Kappauf”), age 62, an independent director, was born in Madagascar. After studying Classic Literature at the Sorbonne in Paris, he attended the San Francisco Art Institute on a scholarship and worked as a special effects make-up artist in Los Angeles. Upon traveling to Paris, Kappauf became interested in fashion and worked at a Jean Paul Gaultier fashion show. Thanks to this experience, he began to expand his network by meeting emblematic figures in the industry such as Paco Rabanne. While providing marketing and acquisition consulting services to L’Oréal Group during the tenure of Lindsay Owen Jones as its Chairman, in a bid for independence and emancipation he founded his own magazine in 1992, Citizen K.

Through Citizen K, he realized his ambition to launch a major magazine for a wide audience on fashion, luxury, culture, and the art of living, truly different from the magazines already in existence. Citizen K magazine then became Citizen K International in 2012, a benchmark in fashion, luxury, and lifestyle. Kappauf expanded the magazine’s offering with the launch of Citizen K Homme in 2013, and 2014 was the year of change for Citizen K International with a new format and a fresh look.

In 2016 Kappauf’s launched Citizen K Arabia. This title, distributed in the Middle East, benefits from editorial development and format adapted to the market. Although 80% of Citizen K International’s editorial content is contained in Citizen K Arabia, this magazine still features 20% of content tailored to The Emirates and the Middle East. In 2021, Kappauf launched The Kurator, the first a-gender magazine in the Middle East, as a luxury supplement to Gulf News, the leading daily newspaper in the region.

Founded in January 1992 by Kappauf, he has been the Chief Executive Officer, and Creative and Editorial Director of the K Groupe since inception, which owns Citizen K magazines in Paris, as well as Enkore Studio in Dubai. Enkore Studio specializes in visual brand identity, digital content, storytelling and concept development for the fashion, luxury, beauty, and lifestyle industries. Kappauf now lives in Dubai and is currently working on projects in India. We believe that Kappauf’s perspective on fashion, luxury, culture, and the art of living will bring diversity of viewpoints to our Board of Directors.

Nasdaq Board Diversity

As required by the Nasdaq Diversity Rule, the board of directors of our Company presently has one (1) member who self-identifies as a female and white, and one (1) male member who identifies as Hispanic and white (two or more races or ethnicities), which is in compliance with the Nasdaq Board Diversity rule. Below is the Nasdaq Board Diversity Matrix, which shows the gender identity and demographic background of our board of directors as they have self-identified as of July 22, 2024 and July 18, 2023.

Board Diversity Matrix for	INTER PARFUMS, INC.
	As of July 18, 2023				As of July 22, 2024
Total Number of Directors	10				9
Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender	Female	Male	Non- Binary	Did Not Disclose Gender

Directors	1	9	0	0	1	8	0	0
Part II: Demographic Background
African American or Black	0	0	0	0	0	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	1	8	0	0	1	6	0	0
Two or More Races or Ethnicities*	0	1	0	0	0	1	0	0
LGBTQ+	0				0
Did Not Disclose Demographic Background	0				1

10

THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1.

 Executive Officers and Directors

As of the date of this proxy statement our executive officers and directors were as follows:

Name	Position
Jean Madar	Chairman of the Board, Chief Executive Officer of Inter Parfums, Inc. and Director General of Interparfums, SA
Philippe Benacin	Vice Chairman of the Board, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums, SA
Michel Atwood	Director and Chief Financial Officer
Philippe Santi	Director, Executive Vice President, Interparfums, SA
François Heilbronn	Director
Robert Bensoussan	Director
Veronique Gabai-Pinsky	Director
Gilbert Harrison	Director
Gerard Kappauf	Director
Frederic Garcia-Pelayo	Executive Vice President and Chief Operating Officer of Interparfums, SA

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares and the shares of their respective holding companies in a like manner.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our Company.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the Board of Directors are kept informed of our business by various reports and documents made available to them. Our Board of Directors held 19 meetings (or executed consents in lieu thereof), including meetings of committees of the full Board of Directors during 2023, and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full board of directors and committees of which they were a member. Our Board of Directors presently consists of nine (9) directors.

We have adopted a Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions and all employees, applicable, and we agree to provide to any person without charge, upon request, a copy of our Code of Conduct. Any person who requests a copy of our Code of Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During 2023, our Board of Directors had the following standing committees:

●

Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our Company which prepare or issue audit reports for our Company. During the first 9 months of 2023, this committee consisted of Messrs. Heilbronn and Patrick Choël, and Ms. Gabai-Pinsky. In September 2023, Mr. Choël retired, and was replaced by Mr. Robert Bensoussan. The charter of the Audit Committee is posted on our Company’s website.

11

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. Finding qualified nominees to serve as a director of a public Company without the comparable financial resources of other larger, more established companies has been challenging. In addition, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our Company has been met with resistance from both present and former directors to being named as such, primarily due to potential additional personal liability. However, as the result of the background, education and experience of the members of the Audit Committee, our Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee. The Chair of the Audit Committee, Mr. François Heilbronn, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer which specializes in business strategy and complex financial operations and investments.

●

Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of our Company’s executives and administers our Company’s stock option plans. During the first 9 months of 2023, this committee consisted of Messrs. Francois Heilbronn and Patrick Choël, and Ms. Gabai-Pinsky. Following the election of directors at the 2023 annual meeting, Robert Bensoussan replaced Mr. Choël on the Executive Compensation and Stock Option Committee. The charter of the Executive Compensation and Stock Option Committee is posted on our Company’s website.

●

Nominating Committee – During the first 9 months of 2023, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The purpose of the Nominating Committee is to determine and recommend qualified persons to the Board of Directors who will be put forth as management’s slate of directors for vote of the Corporation’s stockholders, as well as to fill vacancies in the Board of Directors. Following the election of directors at the 2023 annual meeting, Robert Bensoussan replaced Mr. Choël on the Nominating Committee. The charter of the Nominating Committee is posted on our Company’s website.

We have adopted a board diversity policy, which was revised in early 2024. This policy provides that the selection of candidates for appointment to our board will be based on an overriding emphasis on merit, but the Nominating Committee will seek to fill board vacancies by considering candidates that bring a diversity of background and industry or related expertise to our board. The Nominating Committee is to consider an appropriate level of diversity having regard for factors such as skills, business acumen and other experience, education, gender, age, ethnicity and geographic location. A copy of the board diversity policy is posted on our Company’s website. In addition, Nasdaq has adopted a Board Diversity Rule, which requires Nasdaq listed companies to publicly disclose board-level diversity statistics using a standardized template. By the 2025 annual meeting, we will be required to disclose whether or not we have two directors who are diverse under the applicable Nasdaq rule, and if not, then why not? We do not foresee any issue in complying with Nasdaq Board Diversity Rule at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Insider Trading Policy

The use of material non-public information in securities transactions (“Insider Trading”) or the communication of such information to others who use it in securities trading (“Tipping”) violates the federal securities laws. Such violations are likely to result in harsh consequences for the individuals involved including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the non-public information and penalties equal to three times such profits or losses. Further, Insider Trading violations expose our company, its management, and other personnel acting in supervisory capacities to potential civil liabilities and penalties for the actions of employees under their control who engage in Insider Trading violations.

If a director, officer or employee of our Company is aware of material information relating to our Company, which has not yet been made available to the public for at least two (2) full business days, then such person is prohibited by law as well as by Company policy from trading in our Company’s shares or directly or indirectly disclosing such information to any other persons so that they may trade in our Company’s shares. It is difficult to describe what constitutes “material” information, but one should assume that any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold our stock, would be material.

12

Information may be significant for this purpose even if it would not alone determine the investor’s decision. Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, important product developments, the acquisition or loss of a major contract, or an important financing transaction. We emphasize that this list is not meant to be exhaustive, but merely illustrative.

Not only is it illegal to engage in Insider Trading or convey such information to others in breach of a duty, it is also generally illegal to “tip” such information to others who may trade in the securities involved or to recommend the purchase or sale of securities to others while you are in possession of such information. It is the policy of our Company that one should never trade while in possession of material, non-public information or tip or communicate such information to others without first receiving authorization from our Company or our counsel. This policy applies to your personal transactions and those indirectly through a spouse, friend, corporation or other entity. This applies to the securities of our Company and of other Corporations. Thus, if in the course of our Company’s business, a person learns of material non-public information concerning another corporation (such as a customer or supplier) you should abstain from trading in that corporation’s securities.

Further, this policy applies to securities transactions by individuals who reside in the same household with directors, officers and employees of our Company. Strict compliance with these policies and procedures is expected of all directors, officers and employees and members of their households, and any infringement thereof may result in sanctions, up to and including, termination of office or employment.

Insider Trading Procedure

In addition, to avoid the appearance of impropriety, no trading in our Company’s securities is permitted to take place without compliance with the following rules.

●	The person who intends to trade in our Company’s securities must first contact the Chief Financial Officer of Inter Parfums, Inc., prior to any contemplated purchase or sale.

●	There shall be no trading in our Company’s securities by Company personnel within ten (10) full business days before the earlier of

(i) the issuance of a press release by our Company concerning its periodic financial information, which occurs approximately five (5) to ten (10) business days before the filing with the SEC of our company’s periodic reports, which are due no later than March 1, May 10, August 9 and November 9 of each year, or

(ii) the actual filing of such periodic reports; and

until two (2) full business days AFTER the actual filing of such periodic reports.

●

There shall also be no trading in our company’s securities until not less than two (2) full business days after the release of any other press release or filing with the SEC of a Current Report on Form 8-K by our company.

●	In no event shall there be any trading in our Company’s securities by Company personnel without the prior consent from our company.

Anti-Hedging Policy

Under the terms of our Anti-Hedging Policy, no officers, employees or members of our Board of Directors (and their respective family members or any affiliated entities) may engage in hedging or monetization transactions involving our securities, including buying any financial instrument or entering into any transaction that may offset any potential decrease in the market value of stock options or similar security that is granted as compensation. This policy also prohibits all actions to avoid any downward price of such compensation award. This same prohibition applies as well to any other person or Company who is holding such equity security for the benefit of our employees, officers, directors or family members. This policy is not intended to prohibit the exercise of our stock options granted under our stock option plans.

13

Option Grants Policy and Practice

Option grants to officers and employees have historically been granted on the last business day of the calendar year, as the board believes that as a general rule, there should not be any material non-public information available at that time of year. However, no options were granted during in years 2020, 2021 and 2023 to any executive officers, other than Michel Atwood, who received an option grant purchase 5,000 shares on December 30, 2022 as part of his initial compensation package, and 4,000 shares on December 29, 2023, the last day of both calendar years. Options have historically been granted at the fair market value on the date of grant with a 6-year term, and vested 20% each year after the first year on a cumulative basis. Options granted to officers and employees terminate upon the termination of association with our company, for other than death or permanent disability.

Historically, options were granted to independent directors on the first business day of February of each year in accordance with our stock option plan. As the option grant date and number of shares underlying options were determined in our stock option plan, there would be no room for manipulation. As previously reported, in 2022 our board cancelled the automatic option grant on February 1, 2022 in view of determining an alternate form of compensation for the independent directors. However, after discussions with certain financial consultants relating to potential compensation plans in lieu of stock option grants to its independent directors, it was determined that the most favorable way for the independent directors to be compensated was to amend our stock option plan to reinstate the automatic grant of stock options to purchase 1,500 shares at the fair market value on the date of grant. Accordingly, our board authorized a new automatic grant to our independent directors commencing on the last business day December 30, 2022 to coincide with the historic grant date to officers and employees and continuing on the last business day of each year thereafter, which was approved by our shareholders at the 2023 annual meeting. On December 29, 2023, options to purchase 1,500 shares were granted to all five of our independent directors, Messrs. Heilbronn, Bensoussan, Harrison and Kappauf and Ms. Gabai-Pinsky at the fair market value on the date of grant, $147.71 per share.

Claw Back Policy for Erroneously Awarded Executive Compensation

Our Board of Directors has adopted a policy for the recovery of the award of erroneously awarded incentive compensation for our executive officers (the “Recovery Policy”). If our Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then, in accordance with the provisions of this Recovery Policy, our company will recover reasonably promptly the amount of all Erroneously Awarded Compensation from its executive officers, as defined below.

The term “Erroneously Awarded Compensation” is defined in the Recovery Policy as the amount of incentive-based compensation that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, and computed without regard to any tax liability. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received.

The Recovery Policy applies to all incentive-based compensation received by an executive officer during the three (3) completed fiscal years immediately preceding the date that our Company is required to prepare an accounting restatement, for all incentive-based compensation received by executive officers on or after October 2, 2023.

Executive Compensation

Compensation Discussion and Analysis

General

The executive compensation and stock option committee of our Board of Directors is comprised entirely of independent directors and oversees all elements of compensation (base salary, annual bonus, long-term incentives and perquisites) of our Company’s executive officers and administers our Company’s stock option plans, other than the non-employee directors stock option plan, which is self-executing.

14

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. We do not have resources comparable to the cosmetic giants in our industry, and, accordingly, cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

Mr. Madar, the Chairman and Chief Executive Officer, took the initiative after discussions with Mr. Atwood, the Chief Financial Officer and board member, and recommended executive compensation levels for executives for United States operations. Mr. Benacin, the Chief Executive Officer of Interparfums SA, took the initiative after discussions with Philippe Santi, the Executive Vice President of Interparfums SA, and recommended executive compensation levels for executives for European based operations. The recommendations are presented to the Compensation Committee for its consideration, and the Compensation Committee makes a final determination regarding salary adjustments and annual award amounts to executives, including Jean Madar and Philippe Benacin. Messrs. Madar and Benacin are not present during deliberations or determination of their executive compensation by the Compensation Committee. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest beneficial shareholders, and therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The Compensation Committee was pleased that the most recent shareholder advisory vote on executive compensation held at our last annual meeting of shareholders in September 2023 overwhelmingly approved the compensation policies and decisions of the Compensation Committee. The Compensation Committee has determined to continue its present compensation policies in order to determine similar future decisions.

Our Compensation Committee believes that individual executive compensation is at a level comparable with executives in other companies of similar size and stage of development that operate in the fragrance industry, and takes into account our Company’s performance as well as our own strategic goals. During 2023, the members of such committee initially consisted of Messrs. Francois Heilbronn and Patrick Choël, and Ms. Gabai-Pinsky. Mr. Choël retired in September 2023, and was replaced by Mr. Robert Bensoussan.

Elements of Compensation

General

The compensation of our executive officers is generally comprised of base salaries, including a fee paid to the holding companies of each of Messrs. Madar and Benacin, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the Compensation Committee considers individual performance, level of responsibility, skills and experience, other compensation awards or arrangements and overall Company performance. The Compensation Committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from the Chief Executive Officer of our Company and the Chief Executive Officer of Interparfums SA, as well as information regarding compensation levels at competitors in our industry.

Our named executive officers have all been with our Company for more than the past ten (10) years, other than Mr. Atwood who joined our Company in September 2022, with Messrs. Madar and Benacin being founders of our company. As Messrs. Madar and Atwood, the Chief Financial Officer, and Benacin and Santi for European based operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective operating based operations, the Compensation Committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

The Compensation Committee views the competitive marketplace very broadly, which would include executive officers from both public and privately held companies in general, including fashion and beauty companies, but not limited to the peer companies contained in the corporate performance graph contained in our annual report. Generally, rather than tie the Compensation Committee’s determination of compensation proposals to any specific peer companies, the members of our committee have used their business experience, judgment and knowledge to review the executive compensation proposals recommended to them by Mr. Madar for United States operations and Mr. Benacin for European based operations. As such, as a general rule, the Compensation Committee did not determine the need to benchmark any material item of compensation or overall compensation.

15

The members of the Compensation Committee have extensive experience and business acumen and are well qualified in determining the appropriateness of executive compensation levels. Mr. Heilbronn is a managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world. Ms. Gabai-Pinsky, has executive experience as the former President of Vera Wang Group, as well as the Global President for Aramis and Designers Fragrances in addition to Beauty Bank and Idea Bank at The Estée Lauder Companies. Mr. Bensoussan, the final committee member who replaced Mr. Patrick Choel, who retired in September 2023, was previously a member of the boards of lululemon athletica Inc., Feelunique.com, one of Europe’s largest online beauty retailers, and Jimmy Choo Ltd, from 2001 to 2011.

 Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, as Messrs. Madar and Atwood for United States based operations, and Messrs. Benacin and Santi for European based operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective based operations, the committee relied upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

For executive officers of United States based operations, the bulk of their annual compensation is in base salary including a fee paid to the holding company for Mr. Madar for services rendered outside the United States. However, for executive officers of European based operations base salary comprises a smaller percentage of overall compensation. We have paid a lower percentage of overall compensation in the form of base salary to executive officers of European based operations for several years, principally because European based operations historically have had higher profitability than United States operations, and European based operations are run differently from United States operations by the Chief Executive Officer of European based operations, Mr. Benacin. As the result of this historically higher profitability, European based operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is and has historically been discretionary, no targets were set in order to maintain flexibility. Further, if results of operations for European based operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Finally, by keeping annual bonus compensation at a higher percentage of overall compensation and base salary at a lower percentage, our Company benefits because the base amount for annual salary adjustments would be smaller.

For 2023, Mr. Benacin received a base salary of $795,000, as compared to 2022, when he received a base salary of $756,000. In addition, Mr. Benacin’s holding Company received $250,000 paid by our Company’s United States based operations, which is included in the calculation of his base salary for each of those years. This same consulting fee has been paid for more than each of the past three years, in accordance with the consulting agreement with Mr. Benacin’s holding company, which provides for review on an annual basis of the amount of compensation payable to such company.

The Compensation Committee considered the following salient factors in authorizing payment to Mr. Benacin’s holding company; services rendered to United States based operations for several years by Mr. Benacin in connection with licensing and distribution of international brands, as well as future services to be performed by Mr. Benacin internationally relating to licensing and distribution of international brands for United States based operations.

As Mr. Benacin values the services of two named executive officers of Interparfums SA, Mr. Philippe Santi, Executive Vice President, and Mr. Frederic Garcia-Pelayo, Executive Vice President and Chief Operating Officer, equally, their base salaries, as well as their bonus compensation discussed below, have been in lockstep.

For 2023, the base salary of each of Messrs. Santi and Garcia-Pelayo was €458,000, a nominal increase of €26,000. In 2022, the base salary of each of Messrs. Santi and Garcia-Pelayo was €432,000, an increase of €24,000 from 2021. Such increases were nominal, as compared to bonus compensation, as discussed later in the section. The Compensation Committee considered the recommendations of Mr. Benacin, results of operations for the year, as well as the services performed for European based operations by Messrs. Santi and Garcia-Pelayo in authorizing these salary levels.

16

A different approach is taken for United States based operations as that based operations are smaller and less profitable. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. Neither of the executive officers for United States based operations have employment agreements (although Mr. Madar’s personal holding company has a consulting agreement that provides for review on an annual basis of the amount of compensation payable to such company), as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment.

As previously reported, from 2013 until 2019 the annual aggregate base salary paid to Mr. Madar individually and fees paid to his holding company remained unchanged at $630,000, which was substantially below the amounts indicated by two surveys of chief executive officer salaries for 2019 (collectively the “CEO Salary Surveys”). The CEO Salary Surveys indicated that the annual and median average CEO salaries for peer companies (excluding the Madar salary) were $2,854,656 and $1,540,000, respectively, and $2,604,346 and $1,750,000 for comparable market capitalization companies, respectively. In recognition of the efforts of Mr. Madar and his holding company as one of the prime causes for our substantial increase in net sales and net income, as well as market capitalization from 2014 through 2019, thus substantially increasing shareholder value, on February 4, 2020 the Compensation Committee jointly authorized the aggregate annual increase in the fees paid to Mr. Madar’s holding Company, which are attributed to Mr. Madar as base salary, by $600,000 to $1.23 million effective as of January 1, 2020. For 2023 Mr. Madar’s Holding Company received an increase in its management fees to $2 million, after not receiving an increase in 2022 and 2021.

Mr. Atwood, who became the Chief Financial Officer in September 2022 after the retirement of the former Chief Financial Officer, was granted a $500,000 annual base salary, as well as a signing bonus of $100,000 that was paid in September 2022. An additional bonus of $50,000 was also paid in December 2022 for the September-December period. For 2023, Mr. Atwood received an increase in base salary to $525,000. The Compensation Committee considered the following material factors in approving the base salary of Mr. Atwood for 2023: his individual performances, level of responsibilities, and skill, as well as the recommendation of the Chief Executive Officer.

Bonus Compensation/Annual Incentives

In recognition of the 2023 record setting performance in both sales and earnings of Interparfums SA, our French operating subsidiary, Mr. Benacin received a bonus of $216,000, and in recognition of our Company’s turnaround from the effects of the COVID-19 Pandemic, supply chain disruptions and geopolitical turmoil in 2022 and record results in 2022, and after the recommendations of Messrs. Madar and Benacin, the Compensation Committee determined that Mr. Benacin receive a bonus of $211,000. Also, in recognition of record results in 2021 while dealing with the effects of the COVID-19 Pandemic, supply chain disruptions and geopolitical turmoil, and after the recommendations of Messrs. Madar and Benacin, the Compensation Committee determined that Mr. Benacin receive a bonus of $166,000. Discretionary bonus compensation for Mr. Benacin has been approximately 27%, 28%, and 30% of his base salary in 2023, 2022, and 2021, respectively.

In addition, the Compensation Committee agreed with the recommendation of Mr. Benacin and the contributions made by Messrs. Santi and Garcia-Pelayo to our company’s success and growth. Bonus compensation for Messrs. Santi and Garcia-Pelayo have remained in lockstep, and each was awarded a discretionary bonus of $458,000, $437,000, and $378,000 in 2023, 2022, 2021, respectively, or 92%, 96%, and 78% of their base salary for those years.

A different approach is taken for United States based operations as that based operations are smaller and less profitable. As discussed above, a more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run United States based operations with a lesser emphasis placed on bonuses.

In 2022, the former Chief Financial Officer retired and did not receive a discretionary bonus. Mr. Atwood, who became the Chief Financial Officer in September 2022 after the retirement of the former Chief Financial Officer, received a sign on bonus of $100,000. His compensation arrangement also entitles him to a guaranteed annual bonus of $100,000, as well as a $100,000 bonus based upon achieving certain milestones. For 2022, Mr. Atwood received his $100,000 sign on bonus and $50,000 pro-rated performance bonus related to the September-December period. For 2023, Mr. Atwood received a discretionary bonus of $125,000. The Compensation Committee considered the same factors in granting these two bonuses as in approving his annual base salary.

Jean Madar Holding SAS, the management company beneficially owned by Mr. Madar, the Chief Executive Officer, has not received any cash bonus in the past three years.

17

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $37,603.

Calculation of the total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 2.5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Long-Term Incentives

Stock Options. In prior years, we had linked long-term incentives with corporate performance through the grant of stock options. However, no options were granted in 2021 or 2020 to either employees of United States based operations or European based operations, as other compensation arrangements were being considered as part of a review of the executive compensation strategy. In December 2023, at the recommendation of the Chief Executive Officer, the Compensation Committee authorized the grant of a stock option to purchase 4,000 shares to Mr. Atwood who had received a stock option to purchase 5,000 shares in December 2022, both at the fair market value on the dates of grant, as part of his long-term incentives. Unless the market price of our common stock increases, Mr. Atwood will have no tangible benefit from this option. Thus, the option holder is provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentives that result in increased corporate performance tend to build Company loyalty. No other stock option grants were made to other executive officers in 2023 or 2022, including Messrs. Jean Madar and Philippe Benacin.

Interparfums SA Stock Compensation Plans

2023 - No shares were granted to any employees or corporate officers during 2023.

2022 Free Share Plan – On March 16, 2022, the Board of Interparfums SA (“IPSA”) decided to grant 88,400 free shares of its capital stock to all of the IPSA’s employees and corporate officers having more than 6 months seniority at the grant date. The free shares are to be issued in June 2025. Issuance of those shares is based on satisfaction of performance conditions, relating to the 2024 IPSA sales for 50% of the shares and 2024 operating income for the balance.

IPSA used the services of third party to assist them in the valuation of the plan, with the calculations and assumptions as follows:

-	Management expects the rate of staff turnover to be 12%,

-	Using the Monte Carlo method, management expects the performance rate to be 80% on the consolidated sales and 80.8% on the consolidated operating income.

-

As of December 31, 2022 management has updated its expectation related to the performance rate to be 100% for both consolidated sales and consolidated operating income based on the above assumptions, the total expenses related to this plan are valued at $4.1 million.

As of December 31, 2023:

-	87,609 shares of IPSA Capital Stock, representing $4.1 million were purchased in the open market and allocated to this plan.

$1.4 million of expense was recorded (or $1.6 million including social contributions).

2019 Plan – In December 2018, Interparfums SA approved a plan to grant an aggregate of 26,600 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, were distributed in June 2022. Under this plan in June 2022, Messrs. Benacin, Madar, Garcia Pelayo and Santi received 4,000 shares each (5,857 shares as adjusted for stock splits).

In June 2020, the performance conditions were modified effecting 96 employees. As of December 31, 2021, the number of shares to be distributed, after forfeited shares and adjusted for stock splits, increased to 172,343. The increase in shares anticipated to be distributed were transferred from treasury shares at the Interparfums SA level. The modification resulted in a revised cost of the grant to approximately $4.6 million.

18

In connection with the 2019 Plan referred to above, an incentive plan was established by Interparfums SA for certain employees of Interparfums Luxury Brands, Inc. (“IPLB”), Interparfums Singapore (“IP Singapore”) and Inter Parfums, Inc. The proposed incentive plan would not provide shares but rather, would give a cash payment or bonus (“incentive” or “award”) that mirrors the shares that Interparfums SA employees will receive. An aggregate of 42,140 “phantom” shares have been awarded in 2022, with Mr. Greenberg, the former Chief Financial Officer being awarded 1,000 of such “phantom” shares, all subject to adjustment for stock splits, with a value of approximately $69,839.

Stock Appreciation Rights

Our stock option plans authorize us to grant stock appreciation rights, or SARs. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under our plans. While the Compensation Committee currently does not plan to grant any SARs under our plans, it may choose to do so in the future as part of a review of the executive compensation strategy.

Restricted Stock

We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers. However, while the Compensation Committee currently does not plan to authorize any restricted stock plans, the Compensation Committee may choose to do so in the future as part of a review of the executive compensation strategy. Our French operating subsidiary, Interparfums, SA, however, has instituted its 2022 and 2019 Stock Compensation Plans as discussed above.

Other Compensation

For 2023, each of Messrs. Benacin and Garcia-Pelayo received an automobile allowance of $11,678.

 No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest beneficial shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401(k) plan for United States based operations. Commencing in October 2021 we started matching the first 50% of the first 6% of contributions made by each employee on an annual basis, as we have determined that base compensation together with annual bonuses, are sufficient incentives to retain talented employees. Our European based operations maintain a pension plan for its employees as required by French law. For each of 2023, 2022, and 2021, each of Messrs. Benacin, Santi and Garcia-Pelayo received an increase of $17,600, $16,006 and $17,773, respectively, in their value of deferred compensation earnings.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions that were included in the Annual Report on Form 10-K for fiscal year ended December 31, 2023 and this proxy statement for the upcoming annual meeting of shareholders. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in our Annual Report on Form 10-K as well as the proxy statement for the upcoming annual meeting of shareholders.

Francois Heilbronn

Veronique Gabai-Pinsky and

Robert Bensoussan

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the three most highly compensated executive officers of our Company. This table covers all such compensation during fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. For all compensation related matters disclosed in the summary compensation table, and elsewhere where applicable, all amounts paid in euro have been converted to U.S. dollars at the average rate of exchange in each year.

19

[Balance of this page is intentionally left blank]

20

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jean Madar, (4)	2023	2,000,000	-0-	-0-	-0-	-0-	-0-	-0-	2,000,000
Chairman and	2022	1,230,000	-0-	-0-	-0-	-0-	-0-	-0-	1,230,000
Chief Executive Officer	2021	1,230,000	-0-	157,603	-0-	-0-	-0-	-0-	1,387,603

Michel Atwood (5)	2023	525,000	125,000	-0-	140,327	-0-	-0-	-0-	790,327
Chief Financial Officer	2022	161,218	150,000	-0-	101,814	-0-	-0-	-0-	413,032

Russell Greenberg, (5)	2022	750,000	-0-	-0-	-0-	-0-	-0-	-0-	750,000
Former Chief Financial Officer and	2021	720,000	70,000	-0-	-0-	-0-	-0-	-0-	790,000
Executive Vice President

Philippe Benacin, President Inter	2023	794,975	216,260	-0-	-0-	-0-	17,600	11,678	1,040,513
Parfums, Inc., Chief Executive	2022	755,440	210,600	139,077	-0-	-0-	16,006	11,372	1,132,495
Officer of Interparfums SA	2021	803,504	165,578	-0-	-0-	-0-	17,733	12,774	999,589

Philippe Santi, Executive Vice	2023	495,668	457,714	-0-	-0-	37,603	17,600	-0-	1,008,585
President, Interparfums SA	2022	454,896	436,995	139,077	-0-	32,485	16,006	-0-	1,079,459
	2021	482,542	378,464	-0-	-0-	34,940	17,733	-0-	913,679

Frédéric Garcia-Pelayo,	2023	495,668	457,714	-0-	-0-	37,603	17,600	11,678	1,020,263
Executive Vice President and	2022	454,896	436,995	139,077	-0-	32,485	16,006	11,372	1,090,831
Chief Operating Officer Interparfums SA	2021	482,542	378,464	-0-	-0-	34,940	17,733	12,774	926,453

1

Amounts reflected under Option Awards represent the grant date fair values in 2023, 2022 and 2021 based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the SEC.

2

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and are allocated to employees based upon salary. The maximum amount payable per year is approximately $37,603.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 2.5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

21

3

The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2023, and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

4	Represents fees paid to Jean Madar Holding SAS in accordance with a Supervising and Coordinating Service Agreement, as amended.

5	Mr. Atwood replaced Mr. Greenberg on September 6, 2022, who retired in September 2022. Mr. Atwood’s base salary in 2022 was prorated from $500,000, annually.

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense ($)	Lodging Expense ($)	Total ($)
Jean Madar, Chairman Chief Executive Officer	-0-	-0-	-0-	-0-

Michel Atwood, Chief Financial Officer	-0-	-0-	-0-	-0-

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums SA	-0-	11,678	-0-	11,678

Philippe Santi, Executive Vice President and Chief Financial Officer, Interparfums SA	-0-	-0-	-0-	-0-

Frédéric Garcia-Pelayo, Executive Vice President and Chief Operating Officer, Interparfums SA	-0-	11,678	-0-	11,678

22

Plan Based Awards

The following table sets certain information relating to each grant of an award made by our Company to the executive officers of our Company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Price ($/Sh)
Jean Madar	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Michel Atwood	12/29/23	-0-	-0-	-0-	-0-	-0-	-0-	-0-	4,000	$147.41	$144.01
Philippe Benacin	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Philippe Santi	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Frédéric Garcia-Pelayo	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA

Interparfums SA Stock Compensation Plan

No awards were granted in 2023 by Interparfums SA under its Stock Compensation Plan.

23

Interparfums, SA Profit Sharing Plan

As discussed above and required by French law, Inter Parfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European based operations other than Mr. Benacin, the Chief Executive Officer of Inter Parfums, SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $37,603.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 2.5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

The following table sets certain information relating to each grant of a non-equity award made by Interparfums, SA to the executive officers of our Company listed in the Summary Compensation Table during the past fiscal year.

Name	Plan Name	Amount Awarded
Jean Madar	NA	$0
Michel Atwood	NA	$0
Philippe Benacin	NA	$0
Philippe Santi	Interparfums SA Profit Sharing Plan	$37,603
Frédéric Garcia-Pelayo	Interparfums SA Profit Sharing Plan	$37,603

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to outstanding equity awards of our Company held by the executive officers listed in the Summary Compensation Table as of December 31, 2023.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jean Madar	25,000	(2)	0	(2)	0	65.25	12/30/24
	20,000	(2)	5,000	(2)	0	73.09	12/30/25

Michel Atwood	1,000		4,000		0	97.84	12/30/28
	0		4,000		0	147.71	12/28/29

Philippe Benacin	25,000	(2)	0	(2)	0	65.25	12/30/24
	20,000	(2)	5,000	(2)	0	73.09	12/30/25

Philippe Santi	2,000		0		0	65.25	12/30/24
	2,000		2,000		0	73.09	12/30/25

Frédéric Garcia-Pelayo	2,000		0		0	65.25	12/30/24
	2,000		2,000		0	73.09	12/30/25

[Footnotes from table above]

1	All options expire 6 years from the date of grant, and vest 20% each year commencing one year after the date of grant.
2	Options are held in the name of personal holding company.

24

The following table sets certain information relating to outstanding equity awards granted by Interparfums SA, our majority-owned French subsidiary which has its shares traded on the NYSE Euronext, held by the executive officers of our Company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OF INTERPARFUMS, SA

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Jean Madar	-0-	0	-0-	NA	NA	3,630	182,952	-0-	-0-

Michel Atwood	-0-	0	-0-	NA	NA	-0-	-0-	-0-	-0-

Philippe Benacin	-0-	0	-0-	NA	NA	3,630	182,952	-0-	-0-

Philippe Santi	-0-	0	-0-	NA	NA	7,260	365,904	-0-	-0-

Frédéric Garcia-Pelayo	-0-	0	-0-	NA	NA	7,260	365,904	-0-	-0-

1 Estimated number of shares are to be issued only to the extent that the performance conditions have been met.

2 As of December 31, 2023, the closing price of Interparfums, SA as reported by Euronext was 50.40 euros, and the exchange rate was 1.08 U.S. dollars to 1 euro.

25

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise affected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our Company during the past fiscal year, for the executive officers of our Company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	25,000	2,432,417	-0-	-0-

Michel Atwood	-0-	-0-	-0-	-0-

Russell Greenberg	25,000	1,425,609	-0-	-0-

Philippe Benacin	25,000	2,542,813	-0-	-0-

Philippe Santi	9,200	459,701	-0-	-0-

Frédéric Garcia-Pelayo	12,000	616,728	-0-	-0-

[Footnotes from table above]

1	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Regarding Interparfums, SA, our majority-owned French subsidiary which has its shares traded on the Euronext, no options were exercised during the past fiscal year, and there was no vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, for the executive officers of our Company listed in the Summary Compensation Table.

26

Pension Benefits

The following table sets forth certain information relating to payment of benefits in connection with retirement plans during the past fiscal year, for the executive officers of our Company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Michel Atwood	NA	NA	-0-	-0-
Philippe Benacin	Inter Parfums SA Pension Plan	NA	348,839	17,600
Philippe Santi	Inter Parfums SA Pension Plan	NA	348,839	17,600
Frédéric Garcia-Pelayo	Inter Parfums SA Pension Plan	NA	348,839	17,600

*	Does not include any contributions made by prior employers, or individually by the recipients as such information is confidential under French law.

Interparfums SA maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. These projected benefit obligations are then prorated to take into account seniority of the employees of Interparfums, SA on the calculation date.

In calculating benefits, the following assumptions were applied:

-	voluntary retirement at age 65;

-	a rate of 45% for employer payroll contributions for all employees;

-	a 3% average annual salary increase;

-	an annual rate of turnover for all employees under 55 years of age and nil above;

-	the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;

-	a discount rate of 3.8%.

27

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 62.

 Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our mean employee and the annual total compensation of Mr. Jean Madar, Chief Executive Officer (the “CEO”):

For 2023, our last completed fiscal year:

●	Our median employee’s compensation was $72,274

●	Our Chief Executive Officer’s total 2023 compensation was $4,432,417

●	Accordingly, our 2023 CEO to Median Employee Pay Ratio was 61.33 to 1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. We identified our median employee using our total employee population as of December 31, 2023 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used all compensation, including actual base salary, bonuses, commissions, and any overtime paid during the 12-month period ending December 31, 2023. We did not use any material estimates, assumptions, adjustments, or statistical sampling to determine the worldwide median employee.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment and Service/Consulting Agreements

Please see page 37 of this 2024 Proxy Statement under the heading “Employment and Consulting Agreements” for the material terms of the employment agreement with Philippe Benacin, individually, and the consulting agreement and fees previously granted to, Philippe Benacin Holding SAS, which is incorporated by reference herein.

28

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

			DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[1]	Total ($)
Francois Heilbronn[2]	26,000	-0-	52,623	-0-	-0-	71,300	149,923
Robert Bensoussan[3]	23,000	-0-	52,623	-0-	-0-	65,548	141,171
Patrick Choël[4]	23,000	-0-	-0-	-0-	-0-	214,775	237,775
Michel Dyens[5]	15,000	-0-	-0-	-0-	-0-	266,972	281,972
Veronique Gabai-Pinsky[6]	23,000	-0-	52,623	-0-	-0-	73,093	148,716
Gilbert Harrison[7]	9,000	-0-	52,623	-0-	-0-	243,155	304,778
Kappauf[8]	3,000	-0-	52,623	-0-	-0-	-0-	55,623

[Footnotes from table above]

1.	Represents gain from exercise of stock options, except for Mr. Harrison, which includes a $60,000 payment made in 2023 to our Company controlled by Mr. Harrison in connection with the acquisition of the Donna Karan license. See “Fee for Director’s Company” in Item 13, Certain Relationships and Related Transactions, and Director Independence, in this annual report on Form 10-K.
2.	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 7,000 shares of our common stock.

3.	As of the end of the last fiscal year, Mr. Bensoussan held options to purchase an aggregate of 7,000 shares of our common stock.

4.	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of no shares of our common stock.

5.	As of the end of the last fiscal year, Mr. Dyens held options to purchase an aggregate of no shares of our common stock.

6.	As of the end of the last fiscal year, Ms. Gabai-Pinsky held options to purchase an aggregate of 6,000 shares of our common stock.

7.	As of the end of the last fiscal year, Mr. Harrison held options to purchase an aggregate of 7,000 shares of our common stock.
8.	As of the end of the last fiscal year, Kappauf held options to purchase an aggregate of 1,500 shares of our common stock.

29

All nonemployee directors receive $6,000 for each board meeting at which they participate in person, and $3,000 for each meeting held by video conference. In addition, the annual fee for each member of the audit committee is $8,000. The compensation for the nonemployee directors remained the same for 2021, 2022 and 2023, except for Mr. Harrison. During 2021, a Company owned by Mr. Harrison received a fee equal to $300,000, in connection with the Donna Karan license agreement, which is effective on July 1, 2023. A payment of $120,000 was made in 2021 to Mr. Harrison’s company, $120,000 was paid one year later in 2022, and $60,000 was paid one year thereafter in 2023.

We maintain a stock option plan for our nonemployee or independent directors. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company. Under such plan, options to purchase 1,500 shares are granted on the last business day of each year at the fair market value on the date of grant to all nonemployee directors for as long as each is a nonemployee director on such date. Such options vest and become exercisable to purchase shares of Common Stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth and fifth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule.

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	308,970	$86.52	537,365
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	308,970	$86.52	537,365

30

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for Jean Madar[1] ($)	Compensation Actually Paid to Jean Madar[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2023	2,000,000	2,775,201	964,922	1,502,589	210.93	120.32	188
2022	1,369,077	945,026	890,907	696,314	138.82	128.45	151
2021	1,230,000	3,199,857	904,237	2,316,873	149.91	145.11	110
2020	1,387,603	1,246,062	1,035,765	876,113	83.75	116.11	50

1.	Jean Madar was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Russell Greenberg	Russell Greenberg	Russell Greenberg	Michel Atwood
Philippe Benacin	Philippe Benacin	Michel Atwood	Philippe Benacin
Philippe Santi	Philippe Santi	Philippe Benacin	Philippe Santi
Frédéric Garcia-Pelayo	Frédéric Garcia-Pelayo	Philippe Santi	Frédéric Garcia-Pelayo
Frédéric Garcia-Pelayo

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below. The Company did not use any financial performance measures, as defined in the Section 402(v) rules, to link the Compensation Actually Paid for our PEO or Non-PEO NEOs for any fiscal year shown in the table to our performance, other than stock price.

3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Jean Madar ($)	Exclusion of Stock and Option Awards for Jean Madar ($)	Inclusion of Equity Values for Jean Madar ($)	Compensation Actually Paid to Jean Madar ($)
2023	2,000,000	—	775,201	2,775,201

31

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	964,922	(13,200)	(35,082)	24,059	561,890	1,502,589

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jean Madar ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jean Madar ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jean Madar ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Jean Madar ($)	Total - Inclusion of Equity Values for Jean Madar ($)
2023	—	369,430	—	405,771	—	—	775,201

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	35,082	333,533	—	193,276	—	—	561,891

4.	The Peer Group TSR set forth in this table utilizes a custom group of industry peers, weighted according to the respective peer companies’ stock market capitalization on December 31, 2019, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The Company changed its peer group in 2023 in order to reflect the current competitive landscape in our industry more accurately. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and the peer group, respectively. Historical stock performance is not necessarily indicative of future stock performance. The following table shows the peer group constituents.
2022	2023
CCA Industries, Inc.	The Estée Lauder Companies Inc.
Colgate-Palmolive Company	The Procter & Gamble Company
Kimberly-Clark Corporation	e.l.f. Beauty, Inc.
Natural Health Trends Corp.	Coty Inc.
Summer Infant, Inc.	L’Oréal SA
The Estée Lauder Companies Inc.	LVMH Moët Hennessy Louis Vuitton
The Procter & Gamble Company	Natura &Co Holding SS
The Stephan Co.	Olaplex Holdings, Inc.
United-Guardian, Inc.	Shiseido Co Ltd.

32

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years and the Peer Group TSR over the same period. For comparison, the 2022 Peer Group TSRs would have been $116.80, $140.75, $126.46, and $118.12 in fiscal years 2020, 2021, 2022, & 2023, respectively.

 .

33

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

 .

.

34

Corporate Performance Graph

The following graph compares the performance for the periods indicated in the graph of our common stock with the performance of the Nasdaq Market Index, the average performance our company’s peer group for the year ended December 31, 2022 (the “2022 Peer Group”), and the average performance of our company’s peer group for the year ended December 31, 2023 (the “2023 Peer Group”). The 2022 Peer Group consists of CCA Industries, Inc., Colgate-Palmolive Co., Estée Lauder Companies, Inc., Kimberly Clark Corp., Natural Health Trends Corp., Procter & Gamble Co., Revlon, Inc., Stephan Co., Summer Infant, Inc. and United Guardian, Inc. The 2023 Peer Group also includes Estée Lauder Companies, Inc. and Procter & Gamble Co. and replaces all other companies with e.l.f. Beauty, Inc., Coty Inc., L’Oréal SA, LVMH Moët Hennessy Louis Vuitton, Natura &Co Holding SS, Olaplex Holdings, Inc., and Shiseido Co Ltd. The Company changed its peer group in order to reflect the current competitive landscape in our industry more accurately. The graph assumes that the value of the investment in our common stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

.

.

Below is the list of the data points for each year that corresponds to the lines on the above graph.

	12/18	12/19	12/20	12/21	12/22	12/23

Inter Parfums, Inc.	100.00	112.73	94.40	168.99	156.49	237.77
NASDAQ Composite	100.00	136.69	198.10	242.03	163.28	236.17
2022 Peer Group	100.00	137.57	160.49	193.85	173.59	161.94
2023 Peer Group	100.00	142.28	167.60	202.03	171.31	168.21

Dividends

In February 2021, our Board of Directors authorized an annual dividend of $1.00 per share, payable quarterly. In February 2022, our Board of Directors authorized a 100% increase in the annual dividend to $2.00 per share and in February 2023 the Board of Directors increased the annual dividend to $2.50 per share. Just recently, in February 2024, the Board of Directors further increased the annual dividend to $3.00 per share. The next quarterly cash dividend of $0.75 per share is payable on March 29, 2024, to shareholders of record on March 15, 2024.

35

PROPOSAL NO. 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance to the proxy rules under the Securities Exchange Act of 1934 (“Exchange Act”) and as required by the Dodd-Frank Act, we are required to provide our shareholders with an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation as described in this proxy statement. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. We are asking our shareholders to indicate their support for the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to Inter Parfums, Inc.’s named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the board of directors or the Compensation Committee nor imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any executive officer. Our Board of Directors and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to our long-term success and enhancement of shareholder value.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:

ADVISORY VOTE ON THE PROPOSAL TO

AMENDMENT TO THE COMPANY'S

RESTATED CERTIFICATE OF INCORPORATION,

TO CHANGE THE NAME OF THE COMPANY TO

INTERPARFUMS, INC.

Reasons for Change in Corporate Name

We operate in the fragrance business, and manufacture, market and distribute globally a wide array of prestige fragrances, and fragrance related products. Our global brand name is “Interparfums,” as our 72% owned, indirect French subsidiary, Interparfums SA, United States operating subsidiary, Interparfums, USA LLC, Italian wholly owned subsidiary, Interparfums Italia Srl, United States distributor for Interparfums SA, Interparfums Luxury Brands, Inc., an indirect majority-owned subsidiary of our Company, as well as our sales offices in Dubai, Switzerland and Singapore all share the brand name.

Management’s focus is, and will continue to be, the nurturing of our existing brand name fragrance lines with new product introductions and product line expansion, as well as, building upon our current portfolio of brand names through license and acquisition. We have in recent years built an exceptional reputation as a formidable player and competitor in the prestige fragrance industry. We want our global brand name to be consistent. It is for this reason that the Board of Directors of our company has put forth a proposal to change the name of our Company to Interparfums, Inc. We believe this consistent branding will provide our Company with even greater industry exposure, thereby providing us with a greater number of potential license and acquisition opportunities.

Advisory Shareholder Vote and Board of Directors’ Recommendation

Although Delaware General Corporation Law Section 242(d)(1) provides that no vote of the shareholders is required in order for our company to file an amendment to its Restated Certificate of Incorporation as Amended to change its corporate name, we are asking our shareholders to vote FOR this advisory proposal. Affiliates of our Company have informed us that they will vote FOR approval of this proposal, and our Board of Directors will take into account the vote of our shareholders on this proposal. Uninstructed shares, broker non-votes, and abstentions have the effect of negative votes.

36

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THIS ADVISORY PROPOSAL.

INDEPENDENT AUDITOR

Principal Accountant Fees and Services

Fees

The following sets forth the fees billed to us by our former auditor, Mazars USA LLP, the predecessor firm to Forvis Mazars, LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2023 and December 31, 2022.

Audit Fees

Fees billed by Mazars USA LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $1.4 million in each of 2023 and 2022.

Audit-Related Fees

Mazars USA LLP did not bill us for any audit-related services during 2023 and 2022.

Tax Fees

Mazars USA did not bill us in 2023 for any tax services. Tax services billed to us during 2022 were $49,300.

All Other Fees

Mazars S.A. billed us $9,000  and $6,000 for other services during 2023 and 2022, respectively.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent auditor, who prepares or issues an audit report for us.

During the first quarter of 2024, the audit committee authorized the following non-audit services to be performed by Mazars USA LLP.

37

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2024.

●

We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums, SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2024. If we require further tax services from Mazars, USA LLP, then the approval of the audit committee must be obtained.

●

We authorized the engagement of Mazars USA LLP if deemed necessary to provide attestation or other services as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums, SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2024. If we require further tax services from Mazars USA LLP, then the approval of the audit committee must be obtained.

●

If we require other services by Mazars, USA LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

●	We imposed a cap of $100,000 on the fees that Mazars USA LLP can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.

●	None of the non-audit services of either of our company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL NO. 4:

RATIFICATION OF SELECTION OF

FORVIS MAZARS, LLP AS INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the firm of Forvis Mazars, LLP, independent auditor, to audit the accounts for our Company for fiscal year ending December 31, 2024.

Inter Parfums, Inc. was notified that Mazars USA LLP (“Mazars”), the Company’s independent registered public accounting firm, entered into a transaction with FORVIS, LLP (“FORVIS”) whereby substantially all of the partners and employees of Mazars joined FORVIS. As a result on the effective date of June 1, 2024, FORVIS changed its name to Forvis Mazars, LLP, and Mazars resigned as the Company’s independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors has appointed Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm effective June 1, 2024.

During the past two fiscal years and through June 1, 2024, there were no adverse opinions or disclaimer of opinion issued by Mazars, and no Mazars’s report on the financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years and any subsequent interim period preceding June 1, 2024, there were no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mazars, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

38

The predecessor firm of Forvis Mazars, LLP, Mazars USA LLP, has audited our Company’s financial statements since 2004. Our Company is advised that neither that firm nor any of its partners has any material director or indirect relationship with our Company. The Audit Committee of our Board of Directors considers Forvis Mazars, LLP to be well qualified for the function of serving as our Company’s auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by a Company’s stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Audit Committee of the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Forvis Mazars, LLP with our company’s financial and other affairs due to its previous service as auditors for our company. A representative of Forvis Mazars, LLP is not expected to be present at the Annual Meeting.

Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Forvis Mazars, LLP as our company’s independent auditor for Fiscal 2024.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” PROPOSAL 4.

Certain Relationships and Related Transactions, and Director Independence

Transactions with European Subsidiaries

We also provide (or had provided on our behalf) certain financial, accounting and legal services for Interparfums SA, and during 2023, 2022, and 2021, and fees for such services were $530,000, $491,300, and $443,625, respectively.

In March 2024, Interparfums Luxury Brands, Inc. an indirect majority-owned subsidiary of our Company, loaned our Company the amount of $24 million, which was repaid in one lump sum on May 31, 2024, including all accrued interest at 4.95% per annum. This loan funded our cash dividend payments.

In September 2023, Interparfums Luxury Brands, Inc. loaned our Company the amount of $20 million, which is repayable $5 million per month starting in May 2024 with the last payment including all accrued interest at 5.3% per annum. In December 2023, Interparfums Luxury Brands, Inc. made a second loan to our company in the amount of $12 million, which is repayable in May 2024 with interest at 5.3% per annum. These loans partially funded our share repurchase plan during 2023 and cash dividend payments.

In September 2022, Interparfums Luxury Brands, Inc. loaned our company $10 million, which was repayable in one lump sum on June 30, 2023 with interest at 3.5% per annum. In addition, the $2 million payment due on September 30, 2022 by our company against the loan made in September 2021 was postponed to January 31, 2023 together with interest at 2% per annum. These two loans were repaid in full in 2023.

39

Fee for Director’s Company

In connection with the acquisition of the Donna Karan license, which became effective on July 1, 2022 as discussed above, we agreed to pay to a company controlled by Mr. Gilbert Harrison, a director, the sum of $300,000, payable over time, with $120,000 paid in 2021, $120,000 paid one year later in 2022 and $60,000 paid two years later in 2023.

Employment and Consulting Agreements

As part of our acquisition in 1991 of the controlling interest in Interparfums, SA, now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Interparfums, SA. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days’ notice. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In 2014, we entered into a consulting agreement with Mr. Benacin’s holding company, Philippe Benacin Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Benacin and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Benacin ceases to be the President of our Company. For 2015 through 2020 Mr. Benacin’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Benacin in his capacity as President. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Benacin, and were granted to his personal holding Company instead of Mr. Benacin directly.

In 2013, we enter into a consulting agreement with Mr. Madar’s holding company, Jean Madar Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Madar and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Madar ceases to be the Chief Executive Officer of our Company. From 2013 through 2017, Mr. Madar’s personal holding Company received $250,000 each year for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar in 2018 was reduced from $380,000 to $160,000, while payments to his holding company were increased by the like amount from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar paid to him and his personal holding company remained unchanged at $630,000. This consulting agreement was renewed at $470,000 for 2019. As discussed above, in view of receiving substantially less than the annual and median average CEO salaries for peer companies and companies with comparable market capitalization, in early February 2020, Mr. Madar’s base salary was increased by $600,000 to $1.23 million effective as of January 1, 2020, and allocated so that the annual base salary for Jean Madar individually was $285,000, and the fees to Jean Madar Holding SAS were $945,000, effective as of January 1, 2020. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Madar, which were granted to his personal holding company instead of Mr. Madar directly. As previously reported, for 2023 the service fee paid to Jean Madar Holding SAS was increased to $2 million per year.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our Company, or any Company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

40

The following are our directors who are independent directors within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn

Robert Bensoussan

Veronique Gabai-Pinsky

Gilbert Harrison

Gerard Kappauf

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our Company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website. Moreover, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn and Bensoussan, as well as Ms. Gabai-Pinsky, are independent within the meaning of those rules.

Board Leadership Structure and Risk Management

For more than the past ten (10) years, Jean Madar has held the positions of Chairman of the Board of Directors and Chief Executive Officer of our Company. Almost since inception, Mr. Madar has been allocated the responsibility of overseeing our United States operations and the operation of Inter Parfums, Inc., as a public company. Philippe Benacin, as Chief Executive Officer of Interparfums, SA, has been allocated the responsibility of overseeing our European operations and its operation as a public company in France. In addition, Mr. Benacin is also the Vice Chairman of the Board of Directors of our Company. Our Board of Directors is comfortable with this approach, as the two largest beneficial stockholders of our Company are also directly responsible for the operations of our Company’s two operating segments. Accordingly, our Board of Directors does not have a “Lead Director,” a non-management director who controls the meetings of our Board of Directors.

Our Board of Directors manages risk by (i) review of periodic operating reports and discussions with management; (ii) approval of executive compensation incentive plans through its committee, the Executive Compensation and Stock Option Committee; (iii) approval of related party transactions through its committee, the Audit Committee; and (iv) approval of material transactions not in the ordinary course of business. Since our inception, we have never been the subject of any material product liability claims, and we have had no recent material property damage claims.

Further, we periodically enter into foreign currency forward exchange contracts to hedge exposure related to receivables denominated in a foreign currency and to manage risks related to future sales expected to be denominated in a foreign currency. We enter into these exchange contracts for periods consistent with our identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on the receivables and cash flows of Interparfums, SA, our French subsidiary, whose functional currency is the Euro. All foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions, which are rated as strong investment grade.

In addition, we mitigate interest rate risk by continually monitoring interest rates, and then determining whether fixed interest rates should be swapped for floating rate debt, or if floating rate debt should be swapped for fixed rate debt.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2025 annual meeting of shareholders must be received in writing by the Secretary of our Company at our principal offices in New York City, by May 20, 2025, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2025 annual meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our Company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between June 19, 2025, and July 1, 2025; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

41

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our Board of Directors

Amanda Seelinger, Secretary

42

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

September 17, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20903003003000000000 7 091724

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

	FOR	AGAINST	ABSTAIN
3. To vote to approve the name change from Inter Parfums, Inc. to Interparfums, Inc.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

	FOR	AGAINST	ABSTAIN
4. To vote to ratify the appointment by the Board of Directors of Forvis Mazars, LLP, to serve as the independent certified public accountants for the current fiscal year.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

September 17, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20903003003000000000 7 091724

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

	FOR	AGAINST	ABSTAIN
3. To vote to approve the name change from Inter Parfums, Inc. to Interparfums, Inc.	☐	☐	☐

THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

	FOR	AGAINST	ABSTAIN
4. To vote to ratify the appointment by the Board of Directors of Forvis Mazars, LLP, to serve as the independent certified public accountants for the current fiscal year.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Michel Atwood as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on July 22, 2024 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc., 551 Fifth Avenue, New York, New York 10176, on September 17, 2024 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on the reverse side)

1.1 14475